Exhibit 99.1
CVR ENERGY ANNOUNCES $75 MILLION TERM LOAN PRINCIPAL
PAYMENT AND PRELIMINARY 2026 CAPITAL SPENDING PLAN

SUGAR LAND, Texas (January 5, 2026) – CVR Energy, Inc. (NYSE: CVI, “CVR Energy” or the “Company”) today announced that certain of the Company’s subsidiaries prepaid $75 million in principal of the senior secured term loan facility (the “Term Loan”) on December 31, 2025. The total outstanding principal on the Term Loan is now approximately $165 million.
CVR Energy also announced its preliminary capital spending estimates for 2026 of $200 million to $240 million on a consolidated basis. Estimated capital expenditures for 2026 by segment are as follows:

	2026 Estimate
	Maintenance		Growth		Total
(in millions)	Low	High	Low	High	Low	High
Petroleum	$80	$90	$50	$55	$130	$145
Nitrogen Fertilizer	35	45	25	30	60	75
Other (1)	10	15	—	5	10	20
Total	$125	$150	$75	$90	$200	$240

(1)Capital expenditures for the Renewables Segment are expected to be minimal following the reversion of the renewable diesel unit back to hydrocarbon processing service in December 2025, and are included in “Other” for purposes of this guidance.
“We are pleased to make continued progress on our deleveraging strategy and have paid down 50 percent of the balance of the Term Loan issued in December 2024,” said Mark Pytosh, CVR Energy’s Chief Executive Officer. “We remain committed to returning our balance sheet to targeted leverage levels and our 2026 capital spending plan announced today reflects our efforts to focus capital spending in the Petroleum segment on projects that support safe, reliable operations while selectively investing in targeted growth projects.”
Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding our deleveraging strategy, future payments on our Term Loan and other debt instruments, debt levels and targets, the nature, amounts and timing of our capital spending, investment in growth projects, timing and impacts (including on capital spending) associated with reversion of our renewable diesel unit to hydrocarbon processing service, continued safe and reliable operations, and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” “upcoming,” “before,” “future,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-

looking statements. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual performance or achievements to differ materially from any future performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.
About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing businesses as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 37 percent of the common units of CVR Partners, LP.
For further information, please contact:
Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVREnergy.com
Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVREnergy.com